UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2016

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 640-3838

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The employment of Gary Iles, Glowpoint, Inc.’s (the “Company’s”) Senior Vice President, Sales and Marketing, terminated on June 10, 2016. Mr. Iles’s departure is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On June 10, 2016, the Company entered into a Severance and Release Agreement (the “Severance Agreement”) with Mr. Iles. The Severance Agreement becomes irrevocable on June 18, 2016. Under the terms of the Severance Agreement, and upon the Severance Agreement becoming irrevocable, Mr. Iles will receive cash severance equal to six weeks of his current base salary, less applicable taxes and withholdings.

The Severance Agreement also provides for a release of all claims related in any way to Mr. Iles’s employment with and separation from the Company. The Severance Agreement also reaffirms Mr. Iles’s covenant not to compete with the Company and not to solicit the Company’s employees or customers for a period of 12 months following his termination.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Severance and Release Agreement between Glowpoint, Inc. and Gary Iles, dated as of June 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016

GLOWPOINT, INC.

	By:	/s/ David Clark
David Clark
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance and Release Agreement by and between Glowpoint, Inc. and Gary Iles dated June 10, 2016.